Exhibit 99.(s)(1)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of ABERDEEN GLOBAL SHORT DURATION INCOME FUND, INC. (the “Fund”) constitutes and appoints Jennifer Nichols, Megan Kennedy, Jeffrey Cotton, Lucia Sitar, Andrea Melia, and Alan Goodson, and each of them, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact’s name, place, and stead, in any and all capacities, to sign any and all registration statements applicable to the Fund, and any amendments, exhibits, or supplements thereto, and to file and/or withdraw the same, with all other documents in connection therewith, with the U.S. Securities and Exchange Commission or any state regulatory agency or authority, as appropriate, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a officer or director of the Fund, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have duly executed this Power of Attorney on the date indicated below.

Name	Title	Date

/s/ Radhika Ajmera	Director	July 16, 2014
Radhika Ajmera

/s/ Martin J. Gilbert	Director	July 16, 2014
Martin J. Gilbert

/s/ Christian Pittard	President	July 16, 2014
Christian Pittard

/s/ P. Gerald Malone	Director	July 16, 2014
P. Gerald Malone

/s/ Andrea Melia	Treasurer and Principal Accounting Officer	July 16, 2014
Andrea Melia

/s/ Rahn K. Porter	Director	July 16, 2014
Rahn K. Porter

/s/ Steven Rappaport	Director	July 16, 2014
Steven Rappaport

/s/ John P. Sievwright	Chairman and Director	July 16, 2014
John P. Sievwright